Ocwen Financial Corporation
Second Quarter Results
August 7, 2003



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                                                                    Exhibit 99.1

[LOGO]


                                                  Ocwen Financial Corporation(R)
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE                  FOR FURTHER INFORMATION CONTACT:
                                       Robert J. Leist, Jr.
                                       Vice President & Chief Accounting Officer
                                       T: (561) 682-7958
                                       E: rleist@ocwen.com


                      OCWEN FINANCIAL CORPORATION ANNOUNCES
                           SECOND QUARTER 2003 RESULTS


West Palm Beach, FL - (August 7, 2003) Ocwen Financial Corporation (NYSE: OCN) today reported net income in the second quarter of 2003 of $4.1 million or $0.06 per share compared to a net loss of $(50.2) million or $(0.75) per share in the second quarter of 2002. For the six months ended June 30, 2003 the Company reported a net loss of $(4.3) million or $(0.06) per share compared to a net loss of $(54.7) million or $(0.81) per share in 2002.

Chairman and CEO William C. Erbey stated, "Our return to profitability in the second quarter is a significant milestone in our strategy of transitioning Ocwen to a fee-based business and reducing our non-core assets. Our core businesses recorded aggregate pre-tax income of $7.5 million in the second quarter of this year, an increase of $3.1 million or 71% from the second quarter of last year. Year to date, pre-tax core income was $14.7 million, an increase of $6.1 million or 70% from the same period last year. Our non-core businesses attained break-even in the second quarter, and losses in the Corporate Segment declined by $2.2 million or 40% in the second quarter and $6 million or 48% year to date as compared to the same periods last year.

o Non-core assets were reduced by $44.4 million in the second quarter. Although we recorded an impairment charge of $5.5 million on a remaining real estate investment, we also recorded net gains of $3.7 million on the assets sold during the quarter.

o We closed on $59.7 million of new financing arrangements during the quarter, continuing our efforts to diversify our funding sources. We also repurchased $18.2 million of callable 6% certificates of deposit in order to further reduce interest expense.

o Our Residential Loan Servicing business recorded another strong quarter, with pre-tax earnings of $8.4 million, net of an impairment charge of $0.4 million in the second quarter.

o During the second quarter of 2003 we repurchased 494,500 shares of our common stock for $2.2 million. Approximately 214,000 of these shares will be issued as restricted stock during the third quarter as part of our annual incentive awards to employees for service in 2002.

Our balance sheet remains strong with cash and cash equivalents of $260 million at June 30, 2003 as compared to $192.2 million at December 31, 2002."

The Servicing business reported pre-tax income of $8.4 million in the second quarter of 2003 vs. $8.1 million in the 2002 second quarter, despite the continuing earnings pressure from the current low interest rate environment and an impairment charge of $0.4 million in 2003. For the first six months of 2003, Servicing reported pre-tax income of $17.6 million as compared to pre-tax income of $15.6 million in the same period of 2002, an increase of 13%. Our Servicing business also recorded significant growth in the second quarter. As of June 30, 2003 we were the servicer of approximately 340 thousand loans with an unpaid principal balance (UPB) of $33.7 billion, as compared to approximately 336 thousand loans and $30.7 billion of UPB at December 31, 2002, an increase of 10% in UPB.


Pre-tax losses at OTX were $(2.6) million in the 2003 second quarter compared to $(4.9) million in the same period of 2002, an improvement of 46%. Year to date, 2003 OTX results reflected a pre-tax loss of $(6.0) million as compared to a pre-tax loss of $(10.2) million in the same period of 2002, a 41% improvement. REALTrans(R) transaction volumes in the second quarter increased by 45% to 336 thousand, as compared to 231 thousand in the first quarter of this year.

Ocwen Financial Corporation
Second Quarter Results
August 7, 2003

Ocwen Realty Advisors (ORA) reported pre-tax income of $1.6 million in the second quarter of 2003 as compared to $0.5 million in the second quarter of 2002 reflecting an improvement in margin from 14% to 32%. Year to date in 2003, ORA reported pre-tax income of $2.6 million as compared to $1.0 million in 2002.

The Unsecured Collections business reported results consistent with last year, posting pre-tax income of $1.0 million in the second quarter of 2003 vs. pre-tax income of $1.1 million in the 2002 second quarter. For the six months ended June 30, 2003 the business reported pre-tax income of $2.3 million as compared to $2.1 million in 2002.

In our newest business segments, Global Outsourcing reported a loss of $0.08 million in the second quarter and pre-tax income of $0.004 million year to date, primarily reflecting start up costs incurred in connection with training for new contracts expected to begin operations in the third quarter. Our International segment reported losses of $0.8 million in the second quarter and $1.9 million year to date in 2003. These results continue to reflect start up costs associated with the formation of Global Servicing Solutions (GSS), our joint venture with Merrill Lynch. 2002 results in this sector reflect activities associated with a one-time consulting contract as well as other precedent ventures, now discontinued.

Pre-tax losses for the second quarter of 2003 in the Commercial Finance business amounted to $(4.3) million as compared to a pre-tax loss of $(38.3) million in the 2002 second quarter. Second quarter 2003 results reflect net charges and loss provisions on loans, investments in real estate and REO of $2.8 million as compared to $35.2 million in the second quarter of 2002. During the second quarter of 2003 three loans and one REO property were sold with a combined net book value prior to sale of $46.5 million. The net charges and loss provisions recorded during the 2003 second quarter included a $5.5 million charge to write-down an investment in real estate, partially offset by the $3.7 million of net gains from asset sales. Year to date, Commercial Finance reported a pre-tax loss of $(6.9) million in 2003 as compared to $(42.7) million in 2002. Year to date results for 2003 reflect net charges and loss provisions on loans, investments in real estate and REO of $2.4 million as compared to $43.1 million in the same period of 2002. As of June 30, 2003, reserves on the remaining commercial loan and REO assets amounted to 26% of book value as compared to 20% at June 30, 2002. Total commercial loans, investments in real estate and REO, consisting of 14 properties, had a book value of $136.6 million at June 30, 2003, reduced by $110.6 million or 45% from June 30, 2002.

The Affordable Housing business posted a pre-tax loss of $(1.3) million in the 2003 second quarter compared to a pre-tax loss of $(11.7) million in the 2002 second quarter. No provisions for losses on Affordable Housing properties were recorded in the second quarter of 2003, while $6 million of such provisions were recorded in the 2002 second quarter. For the six months ended June 30, 2003, the business reported a pre-tax loss of $(3.6) million as compared to a pre-tax loss of $(29.7) million in 2002. Year to date 2003 results for Affordable Housing include provisions of $0.4 million, while year to date 2002 results included total charges of $21.3 million. As of June 30, 2003, reserves on Affordable Housing properties and loans had increased to 51% of remaining book value as compared to 40% at June 30, 2002. There are $18.5 million of Affordable Housing properties and loans remaining as of June 30, 2003 of which $6.3 million are loans and $9.4 million are properties that remain to be sold.

Results in the Subprime Finance business reflected pre-tax income of $5.8 million for the 2003 second quarter as compared to pre-tax income of $0.2 million in the 2002 second quarter. Year to date, the business reported a pre-tax loss of $(1.7) million, as compared to pre-tax income of $4.9 million in 2002. Year to date 2003 results included a charge of $10 million in the first quarter related to the conclusion of an arbitration, as previously reported. The Company's total trading portfolio of non-investment grade securities, which consists largely of subprime residuals, increased to $43 million at June 30, 2003 as compared to $37.3 million at June 30, 2002. This increase reflects the transfer of securities formerly classified as "Match Funded Securities" to the trading portfolio as a result of the repurchase and retirement of the associated match funded debt.

Corporate Items and Other reported a pre-tax loss of $(3.3) million in the second quarter of 2003 as compared to $(5.5) million in 2002. Year to date the pre-tax loss in this segment was $(6.5) million as compared to $(12.4) million in the same period last year. The reduction in the second quarter of this year is primarily due to a reduction in interest expense of $2.1 million and a reduction in technology expenses of $1.8 million, partially offset by a gain on debt repurchases of $1 million in 2002. The year to date reduction reflects a reduction in interest expense of approximately $3.9 million and a reduction in technology and other corporate expenses of approximately $3.2 million.

The Company's net tax expense in the 2003 second quarter was $0.3 million, and was $0.6 million for the year to date period, reflecting tax payments related to investments in non-economic residual securities with no book value. Tax expense in the second quarter of 2002 was zero. Year to date 2002 tax expense was $1.2 million, related to the change in accounting principle.

Ocwen Financial Corporation
Second Quarter Results
August 7, 2003

Ocwen Financial Corporation is a financial services company headquartered in West Palm Beach, Florida. The Company's primary business is the servicing and special servicing of nonconforming, subperforming and nonperforming residential and commercial mortgage loans. Ocwen also specializes in the development of related loan servicing technology and software for the mortgage and real estate industries. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.

This news release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the soundness of the fundamentals of our core businesses, expectations with regard to new businesses, reduction of losses, sales of non-core assets, earnings improvement trends, and predictions as to future operations. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, uncertainty related to dispute resolution and litigation, and real estate market conditions and trends, as well as other risks detailed in OCN's reports and filings with the Securities and Exchange Commission, including its periodic reports on Form 10-Q for the quarter ended March 31, 2003 and Form 10-K for the year ended December 31, 2002. The forward-looking statements speak only as of the date they are made and should not be relied upon. OCN undertakes no obligation to update or revise the forward-looking statements.

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (Dollars in thousands, except share data)

                                                                             Three Months                      Six Months
------------------------------------------------------------------   ----------------------------      ---------------------------
For the periods ended June 30,                                          2003             2002             2003            2002
------------------------------------------------------------------   -----------      -----------      -----------     -----------
Net interest expense
  Income ........................................................    $     6,998      $     8,806      $    13,755     $    21,520
  Expense........................................................          9,405           14,714           18,731          31,110
                                                                     -----------      -----------      -----------     -----------
    Net interest expense before provision for loan losses........         (2,407)          (5,908)          (4,976)         (9,590)
  Provision for loan losses......................................         (3,251)          10,732           (3,085)         11,411
                                                                     -----------      -----------      -----------     -----------
    Net interest income (expense) after provision for loan losses            844          (16,640)          (1,891)        (21,001)
                                                                     -----------      -----------      -----------     -----------

Non-interest income
  Servicing and other fees.......................................         37,130           35,848           74,778          71,574
  Gain (loss) on interest earning assets, net....................             27             (996)              27          (2,773)
  Gain (loss) on trading and match funded securities, net........          3,188              161            2,765           2,953
  Gain (loss) on real estate owned, net..........................           (279)         (11,858)             (23)        (15,970)
  Gain (loss) on other non-interest earning assets, net..........            180              (93)             474            (841)
  Net operating gains (losses) on investments in real estate.....         (4,595)         (13,993)          (3,702)         (9,339)
  Gain (loss) on repurchase of debt..............................             (4)           1,070               (4)          1,074
  Other income...................................................          4,036            2,368            8,038           7,400
                                                                     -----------      -----------      -----------     -----------
    Non-interest income..........................................         39,683           12,507           82,353          54,078
                                                                     -----------      -----------      -----------     -----------

Non-interest expense
  Compensation and employee benefits.............................         17,130           19,708           34,838          40,781
  Occupancy and equipment........................................          2,685            3,331            5,515           6,045
  Technology and communication costs.............................          4,497            6,009            8,994          11,061
  Loan expenses..................................................          3,465            3,436            7,000           7,371
  Net operating losses on investments in affordable housing
    properties...................................................            226            6,228              883          21,910
  Professional services and regulatory fees......................          4,060            3,172           19,344           7,768
  Other operating expenses.......................................          2,554            2,615            4,851           4,602
                                                                     -----------      -----------      -----------     -----------
    Non-interest expense.........................................         34,617           44,499           81,425          99,538
                                                                     -----------      -----------      -----------     -----------

Distributions on Company-obligated, mandatorily redeemable
    securities of subsidiary trust holding solely junior
    subordinated debentures of the Company.......................          1,529            1,566            3,058           3,229
                                                                     -----------      -----------      -----------     -----------
Income (loss) before minority interest, income taxes and effect
    of change in accounting principle............................          4,381          (50,198)          (4,021)        (69,690)
Minority interest in net loss of subsidiaries....................            (73)              --             (336)             --
Income tax expense...............................................            305               --              612           1,166
                                                                     -----------      -----------      -----------     -----------
    Net income (loss) before effect of change in accounting
    principle....................................................          4,149          (50,198)          (4,297)        (70,856)
Effect of change in accounting principle, net of taxes...........             --               --               --          16,166
                                                                     -----------      -----------      -----------     -----------
    Net income (loss)............................................    $     4,149      $   (50,198)     $    (4,297)    $   (54,690)
                                                                     ===========      ===========      ===========     ===========

Earnings (loss) per share
  Basic
    Net income (loss) before effect of change in accounting
    principle....................................................    $      0.06      $     (0.75)     $     (0.06)    $     (1.05)
    Effect of change in accounting principle, net of taxes.......             --               --               --             .24
                                                                     -----------      -----------      -----------     -----------
      Net income (loss)..........................................    $      0.06      $     (0.75)     $     (0.06)    $     (0.81)
                                                                     ===========      ===========      ===========     ===========

Diluted
      Net income (loss)..........................................    $      0.06      $     (0.75)     $     (0.06)    $     (0.81)
                                                                     ===========      ===========      ===========     ===========

Weighted average common shares outstanding
    Basic........................................................     67,240,155       67,317,005       67,289,964      67,305,747
    Diluted......................................................     68,372,204       67,317,005       67,289,964      67,305,747


                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (Dollars in thousands, except share data)

                                                                                              June 30,         December 31,
                                                                                                2003                2002
                                                                                           --------------      --------------
Assets
  Cash and amounts due from depository institutions..................................      $       65,836      $       76,598
  Interest earning deposits..........................................................             124,164              30,649
  Federal funds sold and repurchase agreements.......................................              70,000              85,000
  Trading securities, at fair value:
     Collateralized mortgage obligations (AAA-rated) and U.S. Treasury securities....               8,829              21,556
     Subordinates, residuals and other securities....................................              43,007              37,339
  Investments in real estate.........................................................              55,453              58,676
  Affordable housing properties......................................................              12,182              15,319
  Loans, net.........................................................................              35,922              76,857
  Match funded assets................................................................             152,968             167,744
  Real estate owned, net.............................................................              53,781              62,039
  Premises and equipment, net........................................................              42,373              44,268
  Advances on loans and loans serviced for others....................................             304,690             266,356
  Mortgage servicing rights..........................................................             180,789             171,611
  Receivables........................................................................              77,099              78,944
  Other assets.......................................................................              35,842              29,286
                                                                                           --------------      --------------
     Total Assets....................................................................      $    1,262,935      $    1,222,242
                                                                                           ==============      ==============

Liabilities and Stockholders' Equity
  Liabilities
    Deposits.........................................................................      $      391,371      $      425,970
    Escrow deposits on loans and loans serviced for others...........................             105,395              84,986
    Bonds - match funded agreements..................................................             130,110             147,071
    Lines of credit and other secured borrowings.....................................             161,398              82,746
    Notes and debentures.............................................................              76,540              76,975
    Accrued interest payable.........................................................               6,527               7,435
    Accrued expenses, payables and other liabilities.................................              29,151              28,314
                                                                                           --------------      --------------
     Total liabilities...............................................................             900,492             853,497
                                                                                           --------------      --------------

  Minority interest in subsidiaries..................................................               1,442               1,778

 Company obligated, mandatorily redeemable securities of subsidiary trust holding
     solely junior subordinated debentures of the Company............................              56,249              56,249

  Stockholders' equity
   Preferred stock, $.01 par value; 20,000,000 shares authorized; 0 shares issued and
     outstanding.....................................................................                  --                  --
   Common stock, $.01 par value; 200,000,000 shares authorized: 66,866,974 and
     67,339,773 shares issued and outstanding at June 30, 2003 and
      December 31, 2002, respectively................................................                 669                 673
   Additional paid-in capital........................................................             222,274             224,454
   Retained earnings.................................................................              81,340              85,637
   Accumulated other comprehensive income (loss), net of taxes:
     Net unrealized foreign currency translation gain (loss).........................                 469                 (46)
                                                                                           --------------      --------------
       Total stockholders' equity....................................................             304,752             310,718
                                                                                           --------------      --------------
         Total liabilities and stockholders' equity..................................      $    1,262,935      $    1,222,242
                                                                                           ==============      ==============


Pre-Tax Income (Loss) by Business Segment
                                                                      Three Months                          Six Months
--------------------------------------------------------    -----------------------------        -----------------------------
For the periods ended June 30,                                   2003              2002               2003              2002
                                                             -----------       -----------        -----------       -----------
(Dollars in thousands)
 Core businesses
   Residential Loan Servicing...........................     $     8,401       $     8,083        $    17,649       $    15,631
   OTX..................................................          (2,645)           (4,904)            (5,972)          (10,186)
   Ocwen Realty Advisors................................           1,594               499              2,609             1,019
   Unsecured Collections................................             964             1,139              2,281             2,083
   Global Outsourcing...................................             (77)               --                  4                --
   International Operations.............................            (757)             (438)            (1,908)               63
                                                             -----------       -----------        -----------       -----------
                                                                   7,480             4,379             14,663             8,610
                                                             -----------       -----------        -----------       -----------
 Non-core businesses
   Residential Discount Loans...........................              --               757                 --             1,668
   Commercial Finance...................................          (4,266)          (38,324)            (6,925)          (42,744)
   Affordable Housing...................................          (1,324)          (11,675)            (3,604)          (29,658)
   Subprime Finance.....................................           5,785               168             (1,700)            4,861
                                                             -----------       -----------        -----------       -----------
                                                                     195           (49,074)           (12,229)          (65,873)
                                                             -----------       -----------        -----------       -----------
 Corporate Items and Other                                        (3,294)           (5,503)            (6,455)          (12,427)
                                                             -----------       -----------        -----------       -----------
 Income (loss) before minority interest, income taxes
   and effect of change in accounting principle.........     $     4,381       $   (50,198)       $    (4,021)      $   (69,690)
                                                             ===========       ============       ===========       ===========


Non-Core Assets
The following table presents a summary of the Company's non-core assets remaining to be sold.

                                                                                                  June 30,         December 31,
                                                                                                    2003                2002
                                                                                                 ----------        ------------
(Dollars in thousands)
Loans, net
   Affordable housing....................................................................        $    6,274        $      6,229
   All other.............................................................................            29,648              70,628
Investments in real estate...............................................................            55,453              58,676
Real estate owned, net...................................................................            53,781              62,039
Subordinates, residuals and other trading securities.....................................            43,007              37,339
Affordable housing properties............................................................             9,412              10,861
                                                                                                 ----------        ------------
   Total non-core assets to be sold......................................................        $  197,575        $    245,772
                                                                                                 ==========        ============


Interest Income and Expense

                                                              -----------------------------      -------------------------------
                                                                       Three Months                         Six Months
                                                              -----------------------------      -------------------------------
For the periods ended June 30,                                    2003              2002              2003              2002
---------------------------------------------------------     ------------     ------------      ------------       ------------
(Dollars in thousands)
Interest income
  Interest earning cash and other........................     $         96     $         69      $        146       $        161
  Federal funds sold and repurchase agreements...........              419              693               737              1,272
  Trading securities.....................................            4,757            4,159             9,622              8,517
  Loans..................................................              737            2,077             1,109              7,513
  Match funded loans and securities......................              989            1,808             2,141              4,057
                                                              ------------     ------------      ------------       ------------
                                                                     6,998            8,806            13,755             21,520
                                                              ------------     ------------      ------------       ------------


Interest expense
  Deposits...............................................            4,535            7,082             9,400             15,699
  Securities sold under agreements to repurchase.........               --               71                 3                198
  Bonds - match funded agreements........................            1,258            1,807             2,564              3,716
  Lines of credit and other secured borrowings...........            1,319            1,180             2,176              2,331
  Notes and debentures...................................            2,293            4,574             4,588              9,166
                                                              ------------     ------------      ------------       ------------
                                                                     9,405           14,714            18,731             31,110
                                                              ------------     ------------      ------------       ------------

  Net interest expense before provision for loan losses..     $     (2,407)    $     (5,908)     $     (4,976)      $     (9,590)
                                                              ============     ============      ============       ============